UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: September 16, 2020
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMB	New York Stock Exchange
0.625% Notes due 2024	KMB24	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(d) On September 16, 2020, the Board of Directors (the “Board”) of Kimberly-Clark Corporation (the “Corporation”) elected John Culver, 60, as an independent member of the Board, and also appointed him to the Board’s Audit Committee, effective immediately. In connection with the appointment of Mr. Culver, the size of the Board will be increased from eleven to twelve members. Mr. Culver is the Group President of International, Channel Development and Global Coffee & Tea of Starbucks Corporation, a roaster and retailer of specialty coffee. Mr. Culver will participate in the outside director compensation programs described under “Director Compensation” in the Corporation’s proxy statement filed with the Securities and Exchange Commission on March 6, 2020.

A copy of the news release announcing the election of Mr. Culver to the Board is attached as Exhibit 99.1.

(e) On September 16, 2020, the Management Development and Compensation Committee of the Board approved a Form of Executive Severance Agreement (the “Form Agreement”) which will amend, restate, extend and replace the Corporation’s Executive Severance Plan and the individual severance agreements thereunder upon their expiration on December 31, 2020.

The Corporation’s executive officers and other participants are expected to enter into agreements (“Individual Agreements”) consistent with the Form Agreement that will be effective December 31, 2020. Under the Individual Agreements the Corporation will continue to provide severance benefits to eligible employees in the event of a qualified termination of employment (as defined in the Form Agreement) in connection with a change in control. The Individual Agreements will have an initial term expiring December 31, 2023 with automatic annual renewal unless either party provides at least 60 days prior written notice.

A copy of the Form Agreement is attached as Exhibit (10)b to this report and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(10)b Form of Executive Severance Agreement
99.1 News release issued by Kimberly-Clark Corporation on September 16, 2020
101 Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104 The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	September 16, 2020	By:	/s/ Grant B. McGee
Grant B. McGee Vice President and Secretary

Exhibit 99.1

Kimberly-Clark Names John W. Culver to Board of Directors

DALLAS, September 16, 2020 – Kimberly-Clark Corporation (NYSE: KMB) today announced that John W. Culver was elected to its board of directors, effective immediately. Culver will serve on the company’s Audit Committee.

"I am excited to add John and his perspective to our board of directors," said Mike Hsu, Chairman and CEO of Kimberly-Clark. "His global leadership experience at Starbucks, including leading the growth of the Starbucks brand in China, will contribute to our board conversations as we execute our strategy to accelerate growth in developing and emerging markets and elevate our core categories."

Mr. Culver currently serves as Starbucks group president of International, Channel Development and Global Coffee, Tea and Cocoa, and is a member of the Starbucks executive leadership team. He has responsibility for leading Starbucks retail growth and operations in 60 markets across China, Asia Pacific and Europe, Middle East and Africa (EMEA), as well as global growth and business development for its Channel Development business which includes Consumer Packaged Goods (CPG), Foodservice and Evolution Fresh. He also has the additional responsibility of leading the growth and development of Starbucks coffee, tea and cocoa businesses. Mr. Culver serves on multiple boards across Starbucks international markets.

A graduate of Florida State University, Mr. Culver is a member of the College of Business Hall of Fame. He also has a strong commitment to supporting our military veterans and currently serves on the board of directors of The Mission Continues, a national, nonpartisan nonprofit that empowers veterans to continue their service, leveraging their talent and skills to generate visible impact for communities.

About Kimberly-Clark
Kimberly-Clark and its trusted brands are an indispensable part of life for people in more than 175 countries. Fueled by ingenuity, creativity, and an understanding of people’s most essential needs, we create products that help individuals experience more of what’s important to them. Our portfolio of brands, including Huggies, Kleenex, Scott, Kotex, Cottonelle, Poise, Depend, Andrex, Pull-Ups, GoodNites, Intimus, Neve, Plenitud, Viva and WypAll, hold the No. 1 or No. 2 share position in 80 countries. We use sustainable practices that support a healthy planet, build stronger communities, and ensure our business thrives for decades to come. To keep up with the latest news and to learn more about the company's 148-year history of innovation, visit Kimberly-Clark.com.

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[KMB-F]

MEDIA CONTACT: Terry Balluck, Kimberly-Clark Corp., media.relations@kcc.com

Exhibit 10(b)

Tier I Agreement
KIMBERLY-CLARK CORPORATION
Executive Severance Agreement
As of [December 31, 2020]
AGREEMENT made effective as of the [31st day of December 2020]1 (the “Effective Date”), between KIMBERLY-CLARK CORPORATION, a Delaware corporation, and ______ (the “Executive”).
W I T N E S S E T H:
WHEREAS, the Committee has approved the Corporation entering into severance agreements with key executives of the Corporation and its subsidiaries; and
WHEREAS, the Executive is a key executive of the Corporation or one of its subsidiaries and has been selected by the Committee as eligible for entry into a severance agreement with the Corporation; and
WHEREAS, should the Corporation receive or learn of any proposal by or from a third person concerning a possible business combination with, or acquisition of equity securities of, the Corporation, or should the Corporation otherwise consider or pursue a transaction that could lead to a change of control, the Committee believes it imperative that the Corporation and the Board be able to rely upon the Executive to continue in the Executive’s position, and that they be able to receive and rely upon the Executive’s advice, if they request it, as to the best interests of the Corporation and its stockholders, without concern that the Executive might be distracted by the personal uncertainties and risks created by such a possibility; and
WHEREAS, should the Corporation receive or consider any such proposal or transaction, in addition to the Executive’s regular duties, the Executive may be called upon to assist in the assessment of the proposal or transaction, advise management and the Board as to whether the proposal or transaction would be in the best interest of the Corporation and its stockholders, and to take such other actions as the Board might determine to be appropriate;
NOW, THEREFORE, to assure the Corporation that it will have the continued dedication of the Executive and the availability of the Executive’s advice and counsel notwithstanding the possibility, threat or occurrence of such a proposal or transaction, and to induce the Executive to remain in the employ of the Corporation, and for other good and valuable consideration, the Corporation and the Executive agree as follows:
In the event a third person, in order to effect a Change of Control (as hereinafter defined), begins a tender or exchange offer, circulates a proxy to stockholders, or takes other steps, or in the event the Corporation considers taking, or decides to take, steps that are expected to lead to a Change of Control, the Executive agrees that the Executive will not voluntarily leave the employ of the Corporation, and will render the services contemplated in the recitals to this Agreement, until the efforts by the third party or the Corporation to effect a Change of Control are abandoned or until a Change of Control has occurred.
1. Lump-Sum Cash Payment. In the event of a Qualified Termination of Employment (as hereinafter defined) the Corporation will pay to the Executive, as compensation for services rendered to the Corporation a lump-sum cash amount or amounts (subject to any applicable payroll or other taxes required to be withheld) calculated by adding the amounts specified in subparagraphs (a) through (f) below, such payments to be made within 10 days following the later of the date of Separation from Service or the date of the Change of Control, except to the extent not yet calculable, in which case such portions shall be paid as soon as practicable following the ability to calculate the amount. Notwithstanding the foregoing, except as provided in Paragraph 3, all amounts payable under the terms of this Agreement shall be payable no later than March 15 of the year
1 Note to Form Agreement: For executives hired after December 31, 2023, the effective date is the executive's hire date.

following the later of the date of Separation from Service or the date of the Change of Control. Notwithstanding anything in this Paragraph 1 to the contrary, any amounts which are payable due to amounts the Executive would have been entitled to under a deferred compensation plan required to meet the requirements of Section 409A of the Code shall be payable at the date such amounts would have been payable if the Executive were entitled to this amount under the terms of the deferred compensation plan.
(a) Salary plus Incentive Compensation. A lump sum amount equal to two times the sum of (i) the Executive’s annual base salary at the rate in effect immediately prior to the Relevant Date or, if higher, immediately before the Qualified Termination of Employment and (ii) the Target Bonus Amount for the year in which the Relevant Date occurs (as in effect immediately prior to such Relevant Date), or, if higher, for the year in which the Qualified Termination of Employment occurs (or in either case, for the prior year if a Target Bonus Amount has not yet been established for the applicable year);
(b) Equity Participation Plan - Option Shares. All stock options that were granted to the Executive under any of the Equity Plans, including but not limited to any substitute plans adopted prior to the Relevant Date, that were outstanding both on the Relevant Date and immediately before the Qualified Termination of Employment, shall vest and become exercisable and the Qualified Termination of Employment of the Executive shall be deemed a retirement for purposes of exercising the stock options under the terms of the Equity Plans;
(c) Equity Participation Plan - Restricted Stock and Units. A lump sum amount equal to the sum of (i) with respect to restricted shares and/or restricted share units granted to the Executive under any of the Equity Plans that were outstanding but not vested on the Relevant Date, where such vesting of restricted shares and/or restricted share units was not determined by the attainment of performance goals, and which are forfeited as a result of the Executive’s Separation from Service, an amount equal to the Fair Market Value of an equivalent number of Shares on the date of the Executive’s Separation from Service, and (ii) with respect to restricted shares and/or restricted share units granted to the Executive under any of the Equity Plans that were outstanding but not vested on the Relevant Date where such vesting of restricted shares and/or restricted share units was determined by the attainment of performance goals (“PRSUs”), and which are forfeited as a result of the Executive's Separation from Service, an amount equal to the Average PRSU Attainment Level multiplied by the Fair Market Value of an equivalent number of Shares based on the number of PRSU grants which are forfeited due to the Qualified Termination of Employment. The Executive will also be paid an amount equal to the equivalent of the amount of any dividends and other distributions which would have been paid on the number of Shares determined based on the Average PRSU Attainment Level.
(d) Successor or Additional Stock Appreciation Right, Incentive Compensation, and Bonus Plan. A lump sum amount equal to the payment to which the Executive would have been entitled had all amounts awarded or granted to the Executive under any stock appreciation right, incentive compensation, or bonus plans (excluding amounts addressed in subparagraphs (b) and (c) of Paragraph 1 above), which are adopted after the Effective Date and in which the Executive participates immediately prior to the Relevant Date, including but not limited to any substitute plans (or any successor or additional plan), which had not vested or matured as of the date of the Executive’s Separation from Service and will not vest or mature as a result of the Executive’s Separation from Service, vested or matured on the date of the Executive’s Separation from Service;
(e)  401(k) and Profit Sharing Plan. A lump sum amount equal to (i) the Executive’s maximum matching contribution and an assumed target profit sharing contribution under the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan (or any successor or additional plans) and the Kimberly-Clark Corporation Supplemental

Retirement 401(k) and Profit Sharing Plan (or any successor or additional plans) (collectively, the “401(k) and Profit Sharing Plan”) to which the Executive would have been entitled if he or she had remained employed by the Corporation for the Severance Period at the rate of annual compensation specified in subparagraph (a) of Paragraph 1 above except that the Target Bonus Amount shall be treated as earned for the year in which the Executive’s Separation from Service occurred and the balance of the Severance Period and no award actually earned in, and paid for, the year in which such Separation from Service occurred shall be considered, plus (ii) for any Executive who participates in the Kimberly-Clark International Retirement Plan and who does not participate in the 401(k) and Profit Sharing Plan, a lump sum amount equal to the Executive’s maximum cash contribution under the Kimberly-Clark International Retirement Plan to which the Executive would have been entitled if he or she had remained employed by the Corporation for the Severance Period at the rate of annual compensation specified in subparagraph (a) of Paragraph 1 above except that the Target Bonus Amount shall be treated as earned for the year in which the Executive’s Separation from Service occurred and the balance of the Severance Period and no award actually earned in, and paid for, the year in which termination occurred shall be considered; and
(f) Medical and Dental Benefits. A lump sum amount equal to (i) the amount of the monthly premiums that the Executive would be required to pay, if he or she elected “COBRA” continuation coverage under the medical and dental plans of the Corporation in which the Executive was participating immediately before the Qualified Termination of Employment, based upon the premium rates in effect as of the date of the Qualified Termination of Employment, times (ii) 24.
2. Other Matters.
(a) Severance Pay Plan Payments. In the event of a Qualified Termination of Employment, the Executive shall not be entitled to receive any severance benefits that would otherwise be available to the Executive under the Kimberly-Clark Corporation Severance Pay Plan (or any successor or additional plan), or any other severance program sponsored by the Corporation and/or any of its Subsidiaries and the aggregate Separation Payment shall be reduced by the amount of any other severance payments otherwise payable to the Executive, whether under local law, any severance plan or offer letter or other individual agreement.
(b) Participation in Employee Benefit Plans. The Executive’s participation in savings, retirement, profit sharing, stock option, stock appreciation rights or other equity-based compensation plans of the Corporation and/or any of its Subsidiaries shall continue only through the last day of the Executive’s employment. Any terminating distributions and/or vested rights under such plans shall be governed by the terms of those respective plans. Furthermore, the Executive’s participation in any insurance plans of the Corporation and rights to any other fringe benefits shall except as otherwise specifically provided in such plans or corporate policy, terminate as of the close of the Executive’s last day of employment, except to the extent specifically provided to the contrary in this Agreement. Nothing in this Agreement shall be deemed to entitle the Executive to any rights, or to payments under this Agreement, with respect to any employee benefit plan in which the Executive was not a participant prior to a Qualified Termination of Employment.
(c) Continuing Obligations. The Executive shall retain in confidence any confidential information known to the Executive concerning the Corporation and its business so long as such information is not publicly disclosed.
(d) No Guarantee of Employment. Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Corporation or any of its Subsidiaries and the rights of the Corporation and its Subsidiaries to terminate the employment of the Executive shall continue as fully as if this Agreement were not in effect; provided that any Qualified Termination of Employment shall entitle the Executive to the benefits herein provided.
(e) Agreement to Comply with Section 409A of the Code. Notwithstanding the other provisions hereof, this Agreement is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, or an exemption thereunder, and this Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Section 409A of the Code or an exemption thereunder and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the Code. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment and any right to a series of installment payments shall be treated as the right to a series of separate payments. In no event may Executive, directly or indirectly, designate the calendar year of payment of any amount payable under this Agreement. Further, to the extent that the Corporation requires the Executive to execute a release of claims ("Release") in order to receive payments or benefits hereunder, then with respect to any amounts payable under this Agreement that constitute non-qualified deferred compensation subject to Section 409A of the Code, (i) in no event shall the Executive’s execution of the Release directly or indirectly result in the Executive’s designation of the calendar year of payment, and (ii) if such non-qualified deferred compensation payment that is subject to the Executive’s execution of the Release could be made in more than one taxable year, payment shall commence in the later taxable year. To the maximum extent permitted under Section 409A of the Code, the severance benefits payable under this Agreement are intended to comply with the “short-term deferral exception” under Treas. Reg. §1.409A-1(b)(4), and any remaining amount is intended to comply with the “separation pay exception” under Treas. Reg. §1.409A-1(b)(9)(iii). If Executive is a “specified employee” (as that term is used in Section 409A of the Code) on the date of Executive’s Separation from Service, any severance benefits payable under this Agreement that constitute non-qualified deferred compensation subject to Section 409A of the Code shall be delayed until the earlier of (i) the first business day following the six-month anniversary of the date of Executive’s Separation from Service, or (ii) the date of Executive’s death. On the earlier of (x) the first business day following the six-month anniversary of the date of Executive’s Separation from Service, or (y) Executive’s death, the Corporation shall pay Executive (or Executive’s estate or beneficiaries) a lump-sum payment equal to all payments deferred pursuant to the preceding sentence. No action or failure to act pursuant to this subparagraph shall subject the Corporation nor any Subsidiary or affiliate thereof to any claim, liability or expense, and neither the Corporation nor any Subsidiary or affiliate thereof shall have any obligation to indemnify or otherwise protect the Executive from the obligation to pay any taxes pursuant to Section 409A of the Code.
3. Certain Reduction of Payments by the Corporation.
(a) Anything in this Agreement to the contrary notwithstanding, in the event Deloitte & Touche LLP or such other certified public accounting firm designated by the Corporation (the “Accounting Firm”) shall determine that receipt of all Payments would subject the Executive to tax under Section 4999 of the Code, it shall determine whether some amount of Separation Payments would meet the definition of a “Reduced Amount.” If the Accounting Firm determines that there is a Reduced Amount, the aggregate Separation Payment shall be reduced to such Reduced Amount. All fees payable to the Accounting Firm with respect to this Paragraph 3 shall be paid solely by the Corporation.
(b) If the Accounting Firm determines that aggregate Separation Payments should be reduced to the Reduced Amount, the Separation Payments that are not required to meet the requirements of Section 409A of the Code shall be eliminated or reduced (as long as after such reduction, the Value of the aggregate Separation Payments equals the Reduced Amount, and provided that in no event shall the reduction be interpreted or administered so as to result in an acceleration of payment or further deferral of payment of any amounts - whether under this Agreement or any other arrangement - in violation of Section 409A of the Code). All determinations made by the Accounting Firm under this paragraph shall be binding upon the Corporation and the Executive, and shall be made as promptly as practicable. Following such determination, the Corporation shall pay to or distribute for the benefit of the Executive such Separation Payments as are then due to the Executive under this Agreement, and shall promptly pay to or distribute for the benefit of the Executive in the future such Separation Payments as become due to the Executive under this Agreement. Notwithstanding the prior sentence, such determination by the Accounting Firm shall be made within 60 days, and the payment by the Corporation shall be made within 90 days, of the later of the Separation from Service of the Executive or the date of the Change of Control (or, if earlier, by March 15 of the year following the later of the date of Separation from Service or the date of the Change of Control).
(c) While it is the intention of the Corporation to reduce the amounts payable or distributable to the Executive hereunder only if the aggregate Net After Tax Receipts to the Executive would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Corporation to or for the benefit of the Executive pursuant to this Agreement which should not have been so paid or distributed (“Overpayment”), or that additional amounts which will have not been paid or distributed by the Corporation to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm determines that an Overpayment has been made, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Executive which the Accounting Firm believes has a high probability of success, any such benefit of the Executive shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Corporation, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Executive to the Corporation if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code, or generate a refund of such taxes. In the event the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Notwithstanding anything in this Agreement to the contrary payment will be conditioned upon the Overpayment or Underpayment meeting the requirements of Section 409A of the Code.
4. Definitions.
(a) Average PRSU Attainment Level: The three year average of the performance goal attainment level with respect to the Executive’s PRSUs as determined under the Equity Plans. The Executive’s three year average performance goal attainment level will be determined based on the higher of two attainment level averages computed during alternative three year periods consisting of either (i) the year in which the Relevant Date occurred (or, if the attainment level with respect to PRSUs has not been determined as of the Relevant Date, for the preceding year) and the two preceding years or, (ii) the year of the Qualified Termination of Employment (or, if the attainment level with respect to PRSUs has not been determined as of the Qualified Termination of Employment, for the preceding year) and the two preceding years. If the Executive does not have PRSUs for which the performance goal attainment level has been determined for three prior years, the Average PRSU Attainment Level will be determined based on the average performance goal attainment level with respect to the Executive’s PRSUs under the Equity Plans in the number of applicable prior years. If the performance goal attainment level with respect to PRSUs granted to the Executive has not previously been determined, the Average PRSU Attainment Level will be determined as follows:
(1) For an Executive classified at the Corporation’s Grade 1 through 4 level, as defined by the Corporation’s compensation department, the Average PRSU Attainment Level shall be calculated based on the prior three year average performance goal attainment level with respect to PRSUs as it relates to other employees at the same grade level.
(2) For an Executive who is an Executive Officer, as that term is used in Rule 3b-7 of the Securities Exchange Act of 1934 as amended from time to time, except for the Chief Executive Officer of the Corporation, (“Executive Officers”), the Average PRSU Attainment Level shall be calculated based on the prior three year average performance goal attainment level with respect to PRSUs as it relates to Executive Officers.
(3) For the Chief Executive Officer of the Corporation, the Average PRSU Attainment Level shall be calculated based on the prior three year average performance goal attainment level with respect to PRSUs as it relates to the previous Chief Executive Officer(s) of the Corporation.
(b) Board: The Board of Directors of the Corporation.
(c) Cause: The term “Cause” shall mean any of the following:
(i) the commission by the Executive of a felony or crime of comparable magnitude under non-U.S. law;
(ii) the Executive’s dishonesty, habitual neglect or incompetence in the management of the affairs of the Corporation or a Subsidiary; or
(iii) the refusal or failure by the Executive to act in accordance with any lawful directive or order of the Corporation or a Subsidiary, or an act or failure to act by the Executive which is in bad faith and which is detrimental to the Corporation or a Subsidiary.
(d) Change of Control For the purpose of this Agreement, a “Change of Control” shall be deemed to have taken place upon the first of the following to occur after the date of this Agreement: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Corporation having 30% or more of the total number of votes that may be cast for the election of directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation. Notwithstanding the foregoing, the term

Change of Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Corporation.
(e) Code: The U.S. Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.
(f) Committee: The Management Development and Compensation Committee of the Board of Directors of the Corporation.
(g). Corporation: Kimberly-Clark Corporation and any successor thereto that assumes the Agreement pursuant to Paragraph 5(f) below.
(h) Equity Plans: The Kimberly-Clark Corporation 2011 Equity Participation Plan, the Kimberly-Clark Corporation 2001 Equity Participation Plan, and any successor or additional plans under which the Executive receives stock options, restricted stock or other equity-based compensation.
(i) Excise Tax: The excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.
(j) Fair Market Value: With respect to any publicly traded equity security, the reported closing price of such security on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices, or, if no such sale shall have been made on that day, on the last preceding day on which there was such a sale; and with respect to any other property, the fair market value thereof as determined by the Committee in good faith.
(k) Good Reason: Termination by the Executive for “Good Reason” shall mean the Executive’s Separation from Service during the two year time period following the initial existence (without the Executive’s express written consent) of any one of the following conditions:
(i) A material diminution in the Executive’s base compensation.
(ii) A material diminution in the Executive’s authority, duties, or responsibilities.
(iii) A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that the Executive report to a corporate officer or employee instead of reporting directly to the board of directors of the Corporation.
(iv) A material diminution in the budget over which the Executive retains authority.
(v) A material change in the geographic location at which the Executive must perform the services.
(vi) Any other action or inaction that constitutes a material breach by the Corporation of any agreement under which the Executive provides services.
The Executive must provide notice to the Corporation of the existence of any of the above conditions within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Corporation must be provided a period of at least 30 days during which it may remedy the condition and not be required to pay the amount.
The Executive’s right to terminate the Executive’s employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.
(l) Net After Tax Receipt: The Value of a Payment, net of all taxes imposed on the Executive with respect thereto under Sections 1 and 4999 of the Code, under Section 3121 of the Code, and any state, local or other income taxes, determined by applying the highest marginal rate under Section 1 of the Code which applied to the Executive’s taxable income for the immediately preceding taxable year.
(m) Payment: Any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of a Participant, whether paid or payable pursuant to this Agreement or otherwise.
(n) Qualified Termination of Employment: The Executive’s Separation from Service with the Corporation and/or its Subsidiaries either (i) within the two year period following a Change of Control of the Corporation (A) by the Corporation or a Subsidiary without Cause or, (B) by the Executive with Good Reason, or (ii) by the Corporation or a Subsidiary without Cause before a Change of Control, if a Change of Control occurs within one year after such Separation from Service and it is reasonably demonstrated by the Executive that such Separation from Service was at the request of a third party that had taken steps reasonably calculated to effect a Change of Control or otherwise arose in connection with or in anticipation of a Change of Control. A transfer of employment for administrative purposes among the Corporation and its Subsidiaries shall not be deemed a Qualified Termination of Employment, but if such a transfer results in the occurrence of Good Reason, the Executive shall have the right to terminate employment for Good Reason and such separation shall be a Qualified Termination of Employment.
(o) Reduced Amount: The greatest aggregate amount of Separation Payments which (i) is less than the sum of all Separation Payments and (ii) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the Executive were paid the sum of all Separation Payments.
(p) Relevant Date: In the case of a Qualified Termination of Employment occurring before a Change of Control as described in clause (ii) of the definition of “Qualified Termination of Employment,” the date of such Qualified Termination of Employment and, in all other cases, the date of the Change of Control.
(q) Separation from Service: The Executive’s termination of employment with the Corporation and its Subsidiaries. A Separation from Service will be deemed to have occurred if the Executive’s services with the Corporation or a Subsidiary are reduced to an annual rate that is 20 percent or less of the services rendered, on average, during the immediately preceding three years of employment (or if employed less than three years, such lesser period). To the extent that any amount payable under this Agreement upon a termination of employment constitutes non-qualified deferred compensation subject to section 409A of the Code, such payment may be made may only upon a “separation from service” under Section 409A of the Code and the term “Separation from Service” shall be construed accordingly.
(r) Separation Payment: A Payment paid or payable to the Executive pursuant to this Agreement.
(s) Severance Period: The period of two years beginning on the date of the Qualified Termination of Employment.
(t) Share: A share of common stock of the Corporation or such other equity security into which such Shares have been converted.
(u) Subsidiary: For purposes of this Agreement, a “Subsidiary” shall mean any domestic or foreign corporation at least 20% of whose shares normally entitled to vote in electing directors is owned directly or indirectly by the Corporation or by other Subsidiaries, provided, however, that “at least 50%” shall replace “at least 20%” where there is not a legitimate business criteria for using such lower percentage.

(v) Target Bonus Amount: The full year target bonus amount established by the Committee for the Executive, if any, under the Kimberly-Clark Corporation Management Achievement Award Program, or any successor or additional plan.
(w) Value: With respect to a Payment, the economic present value of a Payment as of the date of the Change of Control for purposes of Section 280G of the Code, or any other applicable date, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.
5. General.
(a) No Duty to Mitigate. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.
(b) Indemnification. If litigation shall be brought to enforce or interpret any provision contained herein, the Corporation hereby agrees to indemnify the Executive for the Executive’s reasonable attorney’s fees and disbursements incurred in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by the Executive calculated at Citibank’s (or any successor entity) prime rate of interest in effect from time to time from the date that payment(s) to the Executive should have been made under this Agreement. The reimbursement of an attorney’s fees and disbursements incurred in such litigation will be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, provided that the Executive shall have submitted an invoice for such fees and expenses to the Corporation at least 15 business days before such reimbursement deadline. The amount of such legal fees and expenses that the Corporation is obligated to pay in any given calendar year shall not affect the legal fees and expenses that the Company is obligated to pay in any other calendar year, and the Executive’s right to have the Company pay such legal fees and expenses may not be liquidated or exchanged for any other benefit.
(c) Payment Obligations Absolute. The Corporation’s obligation to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Except as expressly provided herein, the Corporation waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever.
(d) Unfunded Obligation. The obligation of the Corporation under this Agreement shall be unfunded. The Corporation shall not be required to segregate any assets that may at any time be represented by benefits under this Agreement. The Corporation shall not be deemed to be a trustee of any amounts to be paid under this Agreement. Any liability of the Corporation to the Executive with respect to any benefit shall be based solely upon any contractual obligations created hereunder; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Corporation.
(e) Non-Assignability. The Executive’s rights under this Agreement shall be non-transferable except by will or by the laws of descent and distribution.
(f) Successors. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive’s estate, and the Corporation and any successor of the Corporation, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by the Executive. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place.
(g) Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(h) Controlling Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware. Where appearing in this Agreement, the masculine shall include the feminine and the plural shall include the singular, unless the context clearly indicates otherwise.
(i) Entire Agreement. The Executive and the Corporation acknowledge that upon its Effective Date, this Agreement supersedes any and all prior agreements between the Executive and the Corporation pertaining to the subject matter hereof as in effect at this time or at any prior time. From and after the Relevant Date, except as specifically provided herein, this Agreement shall supersede any other agreement between the parties with respect to severance pay and benefits. Notwithstanding the foregoing, any previously executed noncompetition agreement shall continue in effect following the execution of this Agreement and the Relevant Date.
(j) Term of Agreement. This Agreement will have an initial term running from the Effective Date through December 31, 20232 (the “Initial Term”). Upon the date of the expiration of the Initial Term, this Agreement will renew automatically for additional one year terms (each an “Additional Term”), unless either party provides the other party with written notice of non-renewal at least 60 days prior to the date of automatic renewal. Notwithstanding the foregoing, if a third party has taken steps reasonably calculated to effect a Change of Control or a Change of Control is otherwise under consideration when there are fewer than nine months remaining during the Initial Term or an Additional Term, the term of this Agreement will extend automatically through the date that is two years following the effective date of the Change of Control. If the Executive becomes entitled to benefits under Paragraph 1 during the term of this Agreement, the Agreement will not terminate until all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

2 Note to Form Agreement: For executives hired after December 31, 2023, replace "December 31, 2023" with "the next following December 31st thereafter."

IN WITNESS WHEREOF, the parties have executed this Agreement on the ______ day of ________________________, 20____.

Executive

KIMBERLY-CLARK CORPORATION

By:

1Note to Form Agreement: For executives hired after December 31, 2023, the effective date is the executive’s hire date.

2Note to Form Agreement: For executives hired after December 31, 2023, replace “December 31, 2023” with “the next following December 31st thereafter.”